Exhibit 99.1
Investors Bancorp, Inc. Announces Shareholder Approval of Citizens Financial Group, Inc. Merger

Short Hills, N.J. - (PRNewswire) - November 19, 2021. Investors Bancorp, Inc. (NASDAQ: ISBC) (the “Company”) announced that stockholders of the Company approved the planned merger with Citizens Financial Group, Inc at a special meeting of the Company’s stockholders held earlier today. The transaction is expected to close in the first half of 2022, subject to the receipt of required regulatory approvals and other customary closing conditions.
Kevin Cummings, Chairman and Chief Executive Officer, commented, “We are very pleased to have received overwhelming stockholder support for the planned merger with Citizens. Our customers, colleagues, communities and stockholders will benefit from Citizens’ scale, capabilities and commitment to excellence.”
About Investors Bancorp, Inc.
    Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey and 154 branches located throughout New Jersey, New York and Pennsylvania.
Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in the “Risk Factors” disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, failure to consummate the transaction with Citizens Financial Group, Inc. for any reason, including the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company) or failure to satisfy any of the other closing conditions in a timely basis or at all; the diversion of management’s time from ongoing business operations due to issues relating to the transaction with Citizens Financial Group, Inc., the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between the Company and Citizens Financial Group, Inc., the outcome of any legal proceedings that may be instituted against Citizens Financial Group, Inc. or the Company, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Relations Contact
Investors Bancorp, Inc.
Contact: Marianne Wade
(973) 924-5100
investorrelations@investorsbank.com